EXHIBIT 21.1

SUBSIDIARIES OF CHRYSLER GROUP LLC

as of February 1, 2011

0847574 B.C. Unlimited Liability Company (British Columbia)

AC Austro Car Handelsgesellschaft mbH & Co. OHG (Austria)

Alhambra Chrysler Jeep Dodge, Inc. (Delaware)

Auburn Hills Mezzanine LLC (Delaware)

Auburn Hills Owner LLC (Delaware)

Autodie LLC (Delaware)

Banbury Road Motors Limited (UK)

Bessemer Chrysler Jeep Dodge, Inc. (Deleware)

Carco Intermediate Mexico LLC (Delaware)

Chrysler & Jeep Vertriebsgesellschaft mbH (Germany)

Chrysler (Hong Kong) Automotive Limited (Hong Kong)

Chrysler Argentina S.R.L. (Argentina)

Chrysler Asia Pacific Investment Co., Ltd. (China)

Chrysler Australia Pty Ltd. (Australia)

Chrysler Austria Gesellschaft mbH (Austria)

Chrysler Balkans d.o.o. Beograd (Serbia)

Chrysler Belgium Luxembourg NV/SA (Belgium)

Chrysler Canada Cash Services Inc. (Ontario)

Chrysler Canada Inc (Canada)

Chrysler Cayman Investments Ltd. (Cayman Islands)

Chrysler Chile Importadora Limitada (Chile)

Chrysler Czech Republic s.r.o. (Czech Republic)

Chrysler Danmark ApS (Denmark)

Chrysler de Mexico, S.A. de C.V. (Mexico)

Chrysler de Venezuela LLC (Delaware)

Chrysler Deutschland GmbH (Germany)

Chrysler Espana, S.L. (Spain)

Chrysler France S.A.S. (France)

Chrysler Group (China) Sales Co., Ltd. (China)

Chrysler Group Dealer Capital LLC (Delaware)

Chrysler Group do Brasil Comercio de Veiculos Ltda.(Brazil)

Chrysler Group Dutch Operating LLC (Delaware)

Chrysler Group Egypt Limited (Egypt)

Chrysler Group Global Electric Motorcars LLC (Delaware)

Chrysler Group International LLC (Delaware)

Chrysler Group International Services LLC (Delaware)

Chrysler Group Middle East FZ-LLC (Dubai)

Chrysler Group Minority LLC (Delaware)

Chrysler Group NEV Service LLC (Delaware)

Chrysler Group Realty Company LLC (Delaware)

Chrysler Group Service Contracts LLC (Delaware)

Chrysler Group Taiwan Sales Ltd. (Taiwan)

Chrysler Group Transport LLC (Delaware)

Chrysler Group Vans LLC (Delaware)

Chrysler India Automotive Private Limited (India)

Chrysler International GmbH (Germany)

Chrysler Investment Holdings LLC (Delaware)

Chrysler Italia S.r.l. (Italy)

Chrysler Japan Co., Ltd. (Japan)

Chrysler Jeep International S.A. (Belgium)

Chrysler Jeep Ticaret S.A. (Turkey)

Chrysler Korea Limited (Korea)

Chrysler Lease Receivables 1 Inc. (Canada)

Chrysler Lease Receivables 2 Inc. (Canada)

Chrysler Lease Receivables Limited Partnership (Canada)

Chrysler Management Austria GmbH (Austria)

Chrysler Mexico Holding, S. de R.L. de C.V. (Mexico)

Chrysler Mexico Investment Holdings Cooperatie U.A. (Netherlands)

Chrysler Nederland B.V. (Netherlands)

Chrysler Netherlands Distribution B.V. (Netherlands)

Chrysler Netherlands Holding Cooperatie U.A. (Netherlands)

Chrysler Polska sp.Z.o.o. (Poland)

Chrysler Receivables 1 Inc. (Canada)

Chrysler Receivables 2 Inc. (Canada)

Chrysler Receivables Limited Partnership (Canada)

Chrysler Russia SAO (Russian Federation)

Chrysler South Africa (Pty) Ltd. (South Africa)

Chrysler South East Asia Pte. Ltd. (Singapore)

Chrysler Sweden AB (Sweden)

Chrysler Switzerland GmbH (Switzerland)

Chrysler UK Limited (UK)

Chrysler UK Pension Trustees Limited (UK)

CNI CV (Netherlands)

CpK Interior Products Inc. (Ontario)

Downriver Dodge, Inc. (Delaware)

Fundacion Chrysler de Mexico, I.A.P. (Mexico)

Global Engine Manufacturing Alliance LLC (Delaware)

Gulfgate Dodge, Inc. (Delaware)

La Brea Avenue Motors, Inc. (Delaware)

McKinney Dodge, Inc. (Delaware)

New Carco Acquisition Canada Limited (Canada)

New Carco Acquisition Holdings Canada Limited (Ontario)

North Tampa Chrysler Jeep Dodge, Inc. (Delaware)

Operadora G.C., S.A. de C.V. (Mexico)

Stone Mountain Chrysler Jeep, Inc. (Delaware)

Superstition Springs Chrysler Jeep, Inc. (Delaware)

The Chrysler Foundation (Michigan)